EXHIBIT 8

SIGNIFICANT SUBSIDIARIES, ASSOCIATES, JOINT VENTURES AND BUSINESS UNITS

Reed Elsevier PLC and Reed Elsevier NV conduct their business through two jointly owned companies, Reed Elsevier Group plc and Elsevier Reed Finance BV. Refer to Item 4: Information on Reed Elsevier for further background.

The following table shows the significant subsidiaries, associates, joint ventures and business units of Reed Elsevier Group plc and of Elsevier Reed Finance BV by reference to business segment and geographical location. All businesses are 100% owned unless otherwise stated.

Business	Geographical location
Reed Elsevier Group plc	United Kingdom

Holding companies

Reed Elsevier (UK) Limited (1)	United Kingdom

Reed Elsevier (Holdings) Limited (5)	United Kingdom

Reed Elsevier (Investments) plc	United Kingdom

Reed Elsevier Holdings B.V.	The Netherlands

Reed Elsevier Nederland B.V.	The Netherlands

Reed Elsevier Overseas B.V.	The Netherlands

Reed Elsevier US Holdings Inc	USA

Reed Elsevier Inc. (1)	USA

Reed Elsevier Capital Inc.	USA

Elsevier STM Inc.	USA

Reed Elsevier Properties Inc.	USA

Elsevier

Elsevier Limited	United Kingdom

Elsevier B.V.	The Netherlands

AGRM Solutions CV	The Netherlands

Elsevier Inc.	USA

Gold Standard Inc.	USA

Elsevier Masson SAS	France

LexisNexis

LexisNexis (2)	United Kingdom

LexisNexis (3)	USA

Matthew Bender and Company, Inc.	USA

LexisNexis Risk Solutions FL Inc.	USA

LexisNexis Risk Assets Inc.	USA

LexisNexis Risk Data Management Inc	USA

LexisNexis SA	France

LexisNexis Australia (4)	Australia

LexisNexis Canada Inc.	Canada

Reed Exhibitions

Reed Exhibitions Limited	United Kingdom

Reed Exhibitions (3)	USA

Reed Expositions France SAS	France

Reed Midem SA	France

Reed Exhibitions Brasil Ltda	Brazil

Reed Exhibitions Japan KK	Japan

Reed Business Information

Reed Business Information Limited	United Kingdom

Reed Business B.V.	The Netherlands

Reed Business Information US (4)	USA

Business	Geographical location
Elsevier Reed Finance B.V.	The Netherlands

Elsevier Swiss Holdings SA	Switzerland

Elsevier Finance SA	Switzerland

Reed Elsevier Properties SA	Switzerland

Elsevier Risks SA	Switzerland

(1)	Holding company, but also trades through one or more operating divisions
(2)	Division of Reed Elsevier (UK) Limited
(3)	Division of Reed Elsevier Inc.
(4)	Division of Reed International Books Australia Pty Ltd
(5)	Direct subsidiary undertaking of Reed Elsevier Group plc